ADP Reports Third Quarter Fiscal 2020 Results
•Revenues increased 6% to $4.0 billion; 6% organic constant currency
•Employer Services New Business Bookings decreased 9%
•Net earnings increased 9% to $821 million, and adjusted net earnings increased 8% to $829 million
•Adjusted EBIT increased 8% to $1,097 million, and adjusted EBIT margin expanded 60 basis points to 27.1%
•Diluted earnings per share ("EPS") increased 10% to $1.90 for the quarter, and adjusted diluted EPS increased 8% to $1.92
•Revising fiscal 2020 outlook in light of the expected impact from COVID-19

ROSELAND, N.J. – April 29, 2020 – ADP (Nasdaq: ADP), a leading global technology company providing human capital management (HCM) solutions, today announced its third quarter fiscal 2020 financial results and updated its fiscal 2020 outlook.
Third Quarter Fiscal 2020 Consolidated Results
Compared to last year’s third quarter, revenues increased 6% to $4.0 billion, 6% organic constant currency. Net earnings increased 9% to $821 million, and adjusted net earnings increased 8% to $829 million. Adjusted EBIT increased 8% to $1,097 million, representing adjusted EBIT margin expansion of 60 basis points in the quarter to 27.1%. Adjusted EBIT margin performance was driven by continued execution of transformation initiatives and operating efficiencies, partially offset by the cost of a one-time global associate assistance payment related to COVID-19, as well as incremental amortization and PEO pass-through expenses. ADP’s effective tax rate and adjusted effective tax rate for the quarter was 23.8%. Diluted EPS increased 10% to $1.90, and adjusted diluted EPS increased 8% to $1.92 due to the factors discussed above as well as a net share count reduction.
“While we started the quarter with solid momentum, circumstances changed and we naturally shifted our attention to helping our associates and clients manage through the unprecedented operating environment brought on by the COVID-19 pandemic,” said Carlos Rodriguez, President and Chief Executive Officer, ADP. “We remain focused on protecting our associates while delivering continued exceptional service to our clients and their employees as they face this challenge, and we are doing everything possible to help them. This includes providing an Employer Preparedness Toolkit, hosting webinars, training thousands of ADP associates to answer critical questions, and redeploying hundreds of associates to where they are needed most. We developed headcount and payroll cost reporting capabilities to help clients obtain the data they need to apply for a forgivable Small Business Administration loan under the Paycheck Protection Program, and we have provided hundreds of thousands of these reports to clients at no cost."
He added, "ADP is deeply committed to its local communities, and has provided support through financial donations to COVID-19 relief efforts and an ADP associate relief fund, as well as contributions of medical supplies for hospital workers globally. We will also continue to leverage our expertise, technology, and resources to support the well-being of our clients and the broader economy.”
“We are unfortunately seeing substantial impact to employment metrics in our client base,” said Kathleen Winters, Chief Financial Officer, ADP. “But our business model is resilient, and as we prioritize the needs of our clients and their employees at this uncertain time, we remain committed to leading with innovation, simplifying the client experience, and driving operational excellence, while executing at a measured pace and with prudent spending.”

Adjusted EBIT, adjusted EBIT margin, adjusted net earnings, adjusted diluted earnings per share, adjusted effective tax rate, and organic constant currency are all non-GAAP financial measures. Please refer to the accompanying financial tables at the end of this release for a discussion of why ADP believes these measures are important and for a reconciliation of non-GAAP financial measures to their comparable GAAP financial measures.

Third Quarter Fiscal 2020 Segment Results
Employer Services – Employer Services offers a comprehensive range of global HCM and Human Resources Outsourcing solutions. Compared to last year's third quarter:
•Employer Services revenues increased 3% on a reported basis and 4% on an organic constant currency basis
•Employer Services New Business Bookings decreased 9%
•Pays per control increased 1.9%
•Employer Services segment margin increased 100 basis points

PEO Services – PEO Services provides comprehensive employment administration outsourcing solutions. Compared to last year's third quarter:
•PEO Services revenues increased 11%
•PEO Services revenues excluding zero-margin benefits pass-throughs increased 9%
•Average Worksite Employees paid by PEO Services increased 7% to about 595,000
•PEO Services segment margin increased 10 basis points

Included within the results of our segments above:
Interest on Funds Held for Clients – The safety, liquidity and diversification of ADP clients’ funds are the foremost objectives of the Company’s investment strategy. Client funds are invested in accordance with ADP’s prudent and conservative investment guidelines and most of the investment portfolio is rated AAA/AA. Compared to last year's second quarter:
•Interest on funds held for clients decreased 5% to $159 million
•Average client funds balances increased 4% to $31.3 billion
•The average interest yield on client funds declined 20 basis points to 2.0%

Fiscal 2020 Outlook
Certain components of ADP’s fiscal 2020 outlook and related growth comparisons exclude the impact of the following items and are discussed on an adjusted basis where applicable. Please refer to the accompanying financial tables for a reconciliation of these adjusted amounts to their closest comparable GAAP measure.
•Fiscal 2019 pre-tax charges of about $138 million related to transformation initiatives
•Fiscal 2019 pre-tax gain of about $16 million related to sale of assets
•Fiscal 2020 pre-tax charges of about $30 million related to transformation initiatives
Consolidated Fiscal 2020 Outlook
•Revenue growth of about 3%
•Adjusted EBIT margin down 25 to up 25 basis points
•Adjusted effective tax rate of 22.9%
•Diluted EPS growth of 6 to 9%
•Adjusted diluted EPS growth of 4 to 7%
Employer Services Segment Fiscal 2020 Outlook
•Employer Services revenue growth of 1 to 2%
•Employer Services margin down 25 to up 25 basis points
•Employer Services New Business Bookings decline of about 20%
•Employer Services client revenue retention down 30 to 50 basis points
•Decrease in pays per control of 2 to 2.5%
PEO Services Segment Fiscal 2020 Outlook
•PEO Services revenue growth of 5 to 7%
•PEO Services revenue growth excluding zero-margin benefits pass-throughs of 3 to 5%
•PEO Services margins down 100 to 125 basis points; this outlook includes approximately 75 basis points of anticipated grow-over pressure related to workers' compensation reserve reductions at ADP Indemnity in fiscal 2019
•PEO Services Average Worksite Employee growth of 3 to 5%
Client Funds Extended Investment Strategy Fiscal 2020 Outlook
The interest assumptions in our outlook are based on Fed Funds futures contracts as of April 28, 2020. The Fed Funds futures contracts are used in the client short and corporate cash interest income outlook.
•Interest on funds held for clients of $540 to $550 million; this is based on anticipated growth in average client funds balances of about 1% from $25.5 billion in fiscal 2019, and an average yield which is anticipated to decrease about 10 basis points to 2.1% as compared to 2.2% in fiscal 2019
•Total contribution from the client funds extended investment strategy of $550 to $560 million

Fiscal 2020 Outlook

		Fiscal 2019 Revised (a), unaudited	January 29, 2020 Fiscal 2020 Outlook (b)	April 29, 2020 Fiscal 2020 Outlook (b)
Total ADP	Revenues	$14,110M	↑ 6%	↑ 3%
	Adj. EBIT Margin	22.4%	↑ 100 - 125 bps	↓ (25) bps to ↑ 25 bps
	Adj. Effective Tax Rate	23.8%	23.2%	22.9%
	Adj. Diluted EPS	$5.45	↑ 12 - 14%	↑ 4 - 7%
Employer Services	Revenues	$9,943M	↑ 4%	↑ 1 - 2%
	Margin	29.8%	↑ 100 - 125 bps	↓ (25) bps to ↑ 25 bps
	ES New Business Bookings	$1.6B	↑ 6 - 7%	↓ ~(20)%
	Client Revenue Retention	90.8%	↑ 10 - 20 bps	↓ (30) to (50) bps
	Pays Per Control	↑ 2.7%	↑ 2.5%	↓ (2) - (2.5)%
PEO Services	Revenues	$4,178M	↑ 9 - 10%	↑ 5 - 7%
	Revenues Ex Pass-throughs	$1,530M	↑ 7 - 8%	↑ 3 - 5%
	Margin	14.7%	Flat to ↓ (25) bps	↓ (100) to (125) bps
	Average WSEs	547,000	↑ 7 - 8%	↑ 3 - 5%
Client Funds Interest	Average Client Funds Balances	$25.5B	↑ 4%	↑ 1%
	Yield on Client Funds Portfolio	2.2%	Flat at 2.2%	↓ (10) bps to 2.1%
	Client Funds Interest Revenue	$562M	$570 - $580M	$540 - $550M
	Extended Investment Strategy	$557M	$575 - $585M	$550 - $560M
(a) Fiscal 2019 results revised to include change in PEO zero-margin pass-through revenue and operating expenses. Please refer to Q1 fiscal 2020 earnings release for more detail.
(b) Outlook contemplates the impact of prior fiscal year acquisition of Celergo and anticipated impact of foreign currency in revenue and operating results.

Investor Webcast Today
As previously announced, ADP will host a conference call for financial analysts today, Wednesday, April 29, 2020 at 8:30 a.m. ET. The conference call will be webcast live on ADP’s website at investors.adp.com and will be available for replay following the call. A slide presentation accompanying the webcast is also available at investors.adp.com/events-and-presentations.

Supplemental financial information including schedules of quarterly and full year reportable segment revenues and earnings for fiscal years 2018, 2019, and 2020, as well as quarterly details of the fiscal 2020 results from the client funds extended investment strategy, are posted to ADP’s website at investors.adp.com. ADP news releases, current financial information, SEC filings and Investor Relations presentations are accessible at the same website.

About ADP (Nasdaq: ADP)
Designing better ways to work through cutting-edge products, premium services and exceptional experiences that enable people to reach their full potential.  HR, Talent, Time Management, Benefits and Payroll. Informed by data and designed for people.  Learn more at ADP.com.

Automatic Data Processing, Inc. and Subsidiaries
Statements of Consolidated Earnings
(In millions, except per share amounts)
(Unaudited)
	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2020	2019	2020	2019
Revenues:
Revenues, other than interest on funds held for clients and PEO revenues	$2,652.1	$2,546.9	$7,356.7	$7,084.7
Interest on funds held for clients	158.9	167.4	430.4	415.0
PEO revenues (A) (B) (C)	1,236.8	1,113.9	3,425.9	3,131.2
Total revenues	4,047.8	3,828.2	11,213.0	10,630.9

Expenses:
Costs of revenues:
Operating expenses (B) (C)	1,974.1	1,855.3	5,597.8	5,324.8
Systems development and programming costs	172.1	160.1	509.0	474.2
Depreciation and amortization	92.9	77.2	271.2	221.5
Total costs of revenues	2,239.1	2,092.6	6,378.0	6,020.5

Selling, general, and administrative expenses	756.6	750.4	2,237.4	2,209.4
Interest expense	20.0	21.7	91.5	96.2
Total expenses	3,015.7	2,864.7	8,706.9	8,326.1

Other income, net	(44.6)	(21.0)	(145.2)	(67.5)

Earnings before income taxes	1,076.7	984.5	2,651.3	2,372.3

Provision for income taxes	255.8	230.8	596.4	554.9

Net earnings	$820.9	$753.7	$2,054.9	$1,817.4

Basic earnings per share	$1.91	$1.74	$4.76	$4.17

Diluted earnings per share	$1.90	$1.73	$4.74	$4.15

Components of Other income, net:
Interest income on corporate funds	$(12.1)	$(15.0)	$(70.1)	$(71.6)
Realized gains on available-for-sale securities	(2.9)	(0.6)	(13.0)	(1.2)
Realized losses on available-for-sale securities	0.4	0.5	1.1	2.6
Impairment of intangible assets	—	—	—	12.1
Gain on sale of assets	—	—	(1.9)	(4.1)
Gain on sale of investment	—	—	(0.2)	—
Non-service components of pension expense, net (D)	(30.0)	(5.9)	(61.1)	(5.3)
Other income, net	$(44.6)	$(21.0)	$(145.2)	$(67.5)

(A) Professional Employer Organization (“PEO”) revenues are net of direct pass-through costs, primarily consisting of payroll wages and payroll taxes of $12,643.6 million and $10,798.3 million for the three months ended March 31, 2020 and 2019, respectively, and $35,525.8 million and $32,178.8 million for the nine months ended March 31, 2020 and 2019, respectively.

(B) PEO revenues and operating expenses include zero-margin benefits pass-through costs of $747.9 million and $665.3 million, and $2,169.4 million and $1,965.5 million for the three and nine months ended March 31, 2020 and 2019, respectively.

(C) PEO revenues and operating expenses include costs related to workers' compensation coverage and state unemployment taxes for worksite employees of $192.1 million and $179.5 million, and $401.4 million and $383.9 million for the three and nine months ended March 31, 2020 and 2019, respectively.

(D) Non-service components of pension expense, net, includes reversals of charges of $5.1 million related to Voluntary Early Retirement Program ("VERP") for the nine months ended March 31, 2020.

Automatic Data Processing, Inc. and Subsidiaries
Consolidated Balance Sheets
(In millions)
(Unaudited)
	March 31,	June 30,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$1,705.0	$1,949.2
Short-term marketable securities	3.2	10.5
Accounts receivable, net of allowance for doubtful accounts of $84.8 and $54.9, respectively	2,620.6	2,439.3
Other current assets	545.5	509.1
Total current assets before funds held for clients	4,874.3	4,908.1
Funds held for clients	30,834.4	29,434.2
Total current assets	35,708.7	34,342.3
Long-term receivables, net of allowance for doubtful accounts of $0.6 and $0.4, respectively	21.6	23.8
Property, plant and equipment, net	743.1	764.2
Operating lease right-of-use asset	521.1	—
Deferred contract costs	2,403.0	2,428.5
Other assets	579.9	934.4
Goodwill	2,299.3	2,323.0
Intangible assets, net	1,106.7	1,071.5
Total assets	$43,383.4	$41,887.7

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$115.5	$125.5
Accrued expenses and other current liabilities	1,978.7	1,759.0
Accrued payroll and payroll-related expenses	564.0	721.1
Dividends payable	387.9	340.1
Short-term deferred revenues	215.8	220.7
Obligations under reverse repurchase agreements (A)	—	262.0
Short-term debt	1,001.8	—
Income taxes payable	50.1	54.8
Total current liabilities before client funds obligations	4,313.8	3,483.2
Client funds obligations	30,359.0	29,144.5
Total current liabilities	34,672.8	32,627.7
Long-term debt	1,002.8	2,002.2
Operating lease liabilities	361.2	—
Other liabilities	745.6	798.7
Deferred income taxes	732.2	659.9
Long-term deferred revenues	378.1	399.3
Total liabilities	37,892.7	36,487.8

Stockholders' equity:
Preferred stock, $1.00 par value: authorized, 0.3 shares; issued, none	—	—
Common stock, $0.10 par value: authorized, 1,000.0 shares; issued, 638.7 shares at March 31, 2020 and June 30, 2019; outstanding, 429.8 and 434.2 shares at March 31, 2020 and June 30, 2019, respectively	63.9	63.9
Capital in excess of par value	1,315.1	1,183.2
Retained earnings	18,416.5	17,500.6
Treasury stock - at cost: 208.9 and 204.5 shares at March 31, 2020 and June 30, 2019, respectively	(14,070.4)	(13,090.5)
Accumulated other comprehensive loss	(234.4)	(257.3)
Total stockholders’ equity	5,490.7	5,399.9
Total liabilities and stockholders’ equity	$43,383.4	$41,887.7

(A) As of June 30, 2019, $261.4 million of long-term marketable securities and $0.6 million of cash and cash equivalents have been pledged as collateral under the Company's reverse repurchase agreements.

Automatic Data Processing, Inc. and Subsidiaries
Statements of Consolidated Cash Flows
(In millions)
(Unaudited)	Nine Months Ended
	March 31,
	2020	2019
Cash Flows from Operating Activities:
Net earnings	$2,054.9	$1,817.4
Adjustments to reconcile net earnings to cash flows provided by operating activities:
Depreciation and amortization	355.5	299.6
Amortization of deferred contract costs	687.4	655.2
Deferred income taxes	57.7	4.1
Stock-based compensation expense	106.7	122.2
Net pension expense	(14.6)	41.0
Net amortization of premiums and accretion of discounts on available-for-sale securities	40.7	38.9
Impairment of intangible assets	—	12.1
Gain on sale of assets	(2.1)	(4.1)
Other	44.9	25.3
Changes in operating assets and liabilities, net of effects from acquisitions:
Increase in accounts receivable	(281.6)	(526.7)
Increase in other assets	(762.3)	(748.9)
(Decrease) / increase in accounts payable	(3.6)	25.4
(Decrease) / increase in accrued expenses and other liabilities	(34.0)	194.5
Net cash flows provided by operating activities	2,249.6	1,956.0

Cash Flows from Investing Activities:
Purchases of corporate and client funds marketable securities	(3,894.6)	(2,725.8)
Proceeds from the sales and maturities of corporate and client funds marketable securities	4,749.9	2,090.6
Capital expenditures	(139.3)	(120.3)
Additions to intangibles	(261.0)	(329.9)
Acquisitions of businesses, net of cash acquired	—	(120.4)
Proceeds from the sale of property, plant, and equipment and other assets	23.6	7.9
Net cash flows provided by / (used in) investing activities	478.6	(1,197.9)

Cash Flows from Financing Activities:
Net increase in client funds obligations	1,351.5	8,612.0
Payments of debt	(1.6)	(1.6)
Repurchases of common stock	(1,006.3)	(760.6)
Net proceeds from stock purchase plan and stock-based compensation plans	33.3	50.5
Dividends paid	(1,078.9)	(949.6)
Net payments of reverse repurchase agreements	(262.0)	—
Other	—	(5.3)
Net cash flows (used in) / provided by financing activities	(964.0)	6,945.4

Effect of exchange rate changes on cash, cash equivalents, restricted cash, and restricted cash equivalents	(41.4)	(34.1)

Net change in cash, cash equivalents, restricted cash, and restricted cash equivalents	1,722.8	7,669.4

Cash, cash equivalents, restricted cash, and restricted cash equivalents, beginning of period	6,796.2	6,542.1
Cash, cash equivalents, restricted cash, and restricted cash equivalents, end of period	$8,519.0	$14,211.5

Reconciliation of cash, cash equivalents, restricted cash, and restricted cash equivalents to the Consolidated Balance Sheets
Cash and cash equivalents	1,705.0	1,826.2
Restricted cash and restricted cash equivalents included in funds held for clients	6,814.0	12,385.3
Total cash, cash equivalents, restricted cash, and restricted cash equivalents	$8,519.0	$14,211.5

Supplemental disclosures of cash flow information:
Cash paid for interest	$103.8	$108.6
Cash paid for income taxes, net of income tax refunds	$520.2	$437.7

Automatic Data Processing, Inc. and Subsidiaries
Other Selected Financial Data
(Dollars in millions, except per share amounts)
(Unaudited)
	Three Months Ended			Nine Months Ended
	March 31,			March 31,
	2020	2019	% Change	2020	2019	% Change
Revenues
Employer Services	$2,811.7	$2,719.1	3%	$7,790.6	$7,507.7	4%
PEO Services	1,238.3	1,115.5	11%	3,429.8	3,135.1	9%
Other	(2.2)	(6.4)	n/m	(7.4)	(11.9)	n/m
Total revenues	$4,047.8	$3,828.2	6%	$11,213.0	$10,630.9	5%

Segment earnings
Employer Services	$1,025.0	$963.1	6%	$2,473.4	$2,335.9	6%
PEO Services	172.6	154.7	12%	488.1	455.7	7%
Other	(120.9)	(133.3)	n/m	(310.2)	(419.3)	n/m
Total pretax earnings	$1,076.7	$984.5	9%	$2,651.3	$2,372.3	12%

Segment margin
Employer Services	36.5%	35.4%	1.0%	31.7%	31.1%	0.6%
PEO Services	13.9%	13.9%	0.1%	14.2%	14.5%	(0.3)%
Other	n/m	n/m	n/m	n/m	n/m	n/m
Total pretax margin	26.6%	25.7%	0.9%	23.6%	22.3%	1.3%

	Three Months Ended			Nine Months Ended
	March 31,			March 31,
Earnings per share information:	2020	2019	% Change	2020	2019	% Change
Net earnings	$820.9	$753.7	9%	$2,054.9	$1,817.4	13%

Basic weighted average shares outstanding	430.0	434.1	(1)%	431.4	435.5	(1)%
Basic earnings per share	$1.91	$1.74	10%	$4.76	$4.17	14%

Diluted weighted average shares outstanding	431.8	436.6	(1)%	433.5	438.1	(1)%
Diluted earnings per share	$1.90	$1.73	10%	$4.74	$4.15	14%

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2020	2019	2020	2019
Key Statistics:
Employer Services:
Change in pays per control - U.S. (A)	1.9%	3.1%	2.2%	2.3%
Employer Services New Business Bookings growth	(9)%	10%	(1)%	6%

PEO Services:
Paid PEO Worksite Employees at end of period	595,000	552,000	595,000	552,000
Average paid PEO Worksite Employees during the period	595,000	554,000	579,000	542,000
Significant PEO expenses included within Operating expenses
Zero-margin benefits pass-through costs	$747.9	$665.3	$2,169.4	$1,965.5
Workers' compensation and state unemployment taxes	$192.1	$179.5	$401.4	$383.9

(A) Pays per control represents the number of employees on ADP clients' payrolls in the United States when measured on a same-store-sales basis for a subset of clients ranging from small to large businesses.

Automatic Data Processing, Inc. and Subsidiaries
Other Selected Financial Data, Continued
(Dollars in millions, except per share amounts or where otherwise stated)
(Unaudited)
	Three Months Ended			Nine Months Ended
	March 31,			March 31,
	2020	2019	% Change	2020	2019	% Change
Average investment balances at cost (in billions):
Corporate, other than corporate extended	$1.6	$1.6	(3)%	$1.5	$1.6	(4)%
Corporate extended (A)	1.3	1.2	15%	3.2	3.2	0%
Total corporate	2.9	2.8	5%	4.7	4.8	(1)%
Funds held for clients	31.3	30.0	4%	26.7	25.2	6%
Total	$34.2	$32.8	4%	$31.4	$30.0	5%

Average interest rates earned exclusive of realized losses (gains) on:
Corporate, other than corporate extended	1.3%	2.1%		1.7%	1.9%
Corporate extended (A)	2.1%	2.2%		2.1%	2.0%
Total corporate	1.7%	2.1%		2.0%	2.0%
Funds held for clients	2.0%	2.2%		2.2%	2.2%
Total	2.0%	2.2%		2.1%	2.2%

Net unrealized gain position at end of period	$475.5	$22.7		$475.5	$22.7

Average short-term financing (in billions):
U.S. commercial paper borrowings	$1.2	$1.1		$2.9	$2.9
U.S., Canadian & U.K. reverse repurchase agreement borrowings	0.1	0.1		0.3	0.3
	$1.3	$1.2		$3.2	$3.2

Average interest rates paid on:
U.S. commercial paper borrowings	1.5%	2.4%		1.9%	2.2%
U.S., Canadian & U.K. reverse repurchase agreement borrowings	1.6%	1.8%		1.8%	1.8%

Interest on funds held for clients	$158.9	$167.4	(5)%	$430.4	$415.0	4%
Corporate extended interest income (B)	7.0	6.3	12%	51.2	48.7	5%
Corporate interest expense-short-term financing (B)	(5.1)	(6.9)	27%	(47.1)	(51.4)	8%
Net Impact from Client Fund Strategy	$160.8	$166.8	(4)%	$434.5	$412.3	5%

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2020	2019	2020	2019
Corporate extended interest income (B)	$7.0	$6.3	$51.2	$48.7
All other interest income	5.1	8.7	18.9	22.9
Total interest income on corporate funds (component of Other income, net)	$12.1	$15.0	$70.1	$71.6

Corporate interest expense-short-term financing (B)	$5.1	$6.9	$47.1	$51.4
All other interest expense	14.8	14.8	44.3	44.8
Total interest expense	$20.0	$21.7	$91.5	$96.2

(A) We utilize a strategy by which we extend the maturities of our investment portfolio for funds held for clients and employ short-term financing arrangements to satisfy our short-term funding requirements related to client funds obligations. As part of our client funds investment strategy, we use daily collection of funds from our clients to satisfy other unrelated client fund obligations, rather than liquidating previously-collected client funds that have already been invested in available-for-sale securities.

(B) While “Corporate extended interest income” and “Corporate interest expense-short-term financing,” related to our client funds investment strategy, are non-GAAP measures, management believes this information is beneficial to reviewing the financial statements of ADP. Management believes this information is beneficial as it allows the reader to understand the extended investment strategy for ADP's client funds assets, corporate investments, and short-term borrowings. A reconciliation of the non-GAAP measures to GAAP measures is provided above.

Automatic Data Processing, Inc. and Subsidiaries
Consolidated Statement of Adjusted / Non-GAAP Financial Information
(in millions, except per share amounts)
(Unaudited)

In addition to our GAAP results, we use the adjusted results and other non-GAAP metrics set forth in the table below to evaluate our operating performance in the absence of certain items and for planning and forecasting of future periods:

Adjusted Financial Measure	U.S. GAAP Measures
Adjusted EBIT	Net earnings
Adjusted provision for income taxes	Provision for income taxes
Adjusted net earnings	Net earnings
Adjusted diluted earnings per share	Diluted earnings per share
Adjusted effective tax rate	Effective tax rate
Organic constant currency	Revenues
Corporate extended interest income (see prior page)	Interest income
Corporate interest expense-short-term financing (see prior page)	Interest expense

We believe that the exclusion of the identified items below helps us reflect the fundamentals of our underlying business model and analyze results against our expectations and against prior period, and to plan for future periods by focusing on our underlying operations. We believe that the adjusted results provide relevant and useful information for investors because it allows investors to view performance in a manner similar to the method used by management and improves their ability to understand and assess our operating performance. The nature of these exclusions is for specific items that are not fundamental to our underlying business operations. Since these adjusted financial measures and other non-GAAP metrics are not measures of performance calculated in accordance with U.S. GAAP, they should not be considered in isolation from, as a substitute for, or superior to their corresponding U.S. GAAP measures, and they may not be comparable to similarly titled measures at other companies.

	Three Months Ended			Nine Months Ended
	March 31,		% Change	March 31,		% Change
	2020	2019	As Reported	2020	2019	As Reported
Net earnings	$820.9	$753.7	9%	$2,054.9	$1,817.4	13%
Adjustments:
Provision for income taxes	255.8	230.8		596.4	554.9
All other interest expense (a)	14.8	14.8		44.3	44.8
All other interest income (a)	(5.1)	(8.7)		(18.9)	(22.9)
Gain on sale of assets	—	—		(0.2)	—
Transformation initiatives (b)	11.1	22.8		19.6	92.3
Adjusted EBIT	$1,097.5	$1,013.4	8%	$2,696.1	$2,486.5	8%
Adjusted EBIT Margin	27.1%	26.5%		24.0%	23.4%

Provision for income taxes	$255.8	$230.8	11%	$596.4	$554.9	7%
Adjustments:
Gain on sale of assets (c)	—	—		(0.1)	—
Transformation initiatives (c)	2.7	5.6		4.8	22.8
Tax Cuts and Jobs Act (d)	—	—		—	0.5
Adjusted provision for income taxes	$258.5	$236.4	9%	$601.1	$578.2	4%
Adjusted effective tax rate (e)	23.8%	23.5%		22.5%	23.5%

Net earnings	$820.9	$753.7	9%	$2,054.9	$1,817.4	13%
Adjustments:
Gain on sale of assets	—	—		(0.2)	—
Income tax provision on gain on sale of assets (c)	—	—		0.1	—
Transformation initiatives (b)	11.1	22.8		19.6	92.3
Income tax provision for transformation initiatives (c)	(2.7)	(5.6)		(4.8)	(22.8)
Tax Cuts and Jobs Act (d)	—	—		—	(0.5)
Adjusted net earnings	$829.3	$770.9	8%	$2,069.6	$1,886.4	10%

Diluted EPS	$1.90	$1.73	10%	$4.74	$4.15	14%
Adjustments:
Gain on sale of assets (c)	—	—		—	—
Transformation initiatives (b) (c)	0.02	0.04		0.03	0.16
Tax Cuts and Jobs Act (d)	—	—		—	—
Adjusted diluted EPS	$1.92	$1.77	8%	$4.77	$4.31	11%

(a) We include the interest income earned on investments associated with our client funds extended investment strategy and interest expense on borrowings related to our client funds extended investment strategy as we believe these amounts to be fundamental to the underlying operations of our business model. The adjustments in the table above represent the interest income and interest expense that is not related to our client funds extended investment strategy and are labeled as “All other interest expense” and “All other interest income.”

(b)The transformation initiatives include net charges related to severance, the Voluntary Early Retirement Program (“VERP”) and other transformation initiatives. Unlike other severance charges which are not included as an adjustment to get to adjusted results, these specific charges relate to actions that are part of our broad-based, company-wide transformation initiative.

(c) The tax provision (benefit) on transformation initiatives and gain on sale of assets was calculated based on the annualized marginal rate in effect during the quarter of the adjustment.

(d) There was no impact from the Tax Cuts and Jobs Act in the three and nine months ended March 31, 2020.

(e) The Adjusted effective tax rate is calculated as our Adjusted provision for income taxes divided by the sum of our Adjusted net earnings plus our Adjusted provision for income taxes.

The following table reconciles our reported growth rates to the non-GAAP measure of organic revenue, which excludes the impact of acquisitions, the impact of dispositions, and the impact of foreign currency. The impact of acquisitions and dispositions is calculated by excluding the current year revenues of acquisitions until the one year anniversary of the transaction and by excluding the prior year revenues of divestitures for the one year period preceding the transaction. The impact of foreign currency is determined by calculating the current year result using foreign exchange rates consistent with the prior year. The PEO segment is not impacted by acquisitions, dispositions or foreign currency.

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
Revenue growth consolidated:	2020	2019	2020	2019

Employer Services	3%	3%	4%	6%
PEO Services	11%	6%	9%	9%
Consolidated revenue growth as reported	6%	4%	5%	7%
Adjustments:
Impact of acquisitions	—%	—%	—%	(1)%
Impact of foreign currency	—%	1%	—%	1%
Consolidated revenue growth, organic constant currency	6%	5%	6%	7%

Segment:

Employer Services revenue growth as reported	3%	3%	4%	6%
Adjustments:
Impact of acquisitions	—%	—%	—%	(1)%
Impact of foreign currency	1%	1%	1%	1%
Employer Services revenue growth, organic constant currency	4%	4%	4%	6%

Automatic Data Processing, Inc. and Subsidiaries
Fiscal 2019 to Fiscal 2020 Non-GAAP Guidance Reconciliation
(Unaudited)
			Fiscal 2020
	Fiscal 2019		Outlook
Earnings before income taxes / margin (GAAP)	$3,005.6	21.3%	40 - 90 bps
All other interest expense (a)	59.9	40 bps	(5) bps
All other interest income (a)	(32.4)	(20) bps	10 bps
Gain on sale of assets - FY19	(15.7)	(10) bps	10 bps
Transformation initiatives - FY19 (b)	138.3	100 bps	(100) bps
Transformation initiatives - FY20 (b)	-	-	20 bps
Adjusted EBIT margin (Non-GAAP)	$3,155.7	22.4%	(25) - 25 bps

Effective tax rate (GAAP)		23.7%	22.9%
Gain on sale of assets - FY19		-	-
Transformation initiatives - FY19 (b)		0.1%	-
Transformation initiatives - FY20 (b)		-	-
Adjusted effective tax rate (Non-GAAP)		23.8%	22.9%

Diluted earnings per share (GAAP)		$5.24	6 - 9%
Gain on sale of assets - FY19		(0.03)	~ 1%
Transformation initiatives - FY19 (b)		0.24	~ (5%)
Transformation initiatives - FY20 (b)		-	~ 2%
Adjusted diluted earnings per share (Non-GAAP)		$5.45	4 - 7%

a) We include the interest income earned on investments associated with our client funds extended investment strategy and interest expense on borrowings related to our client funds extended investment strategy as we believe these amounts to be fundamental to the underlying operations of our business model. These adjustments in the table above represent the interest income and interest expense that is not related to our client funds extended investment strategy and are labeled as “All other interest expense” and “All other interest income.”
b) The charges within transformation initiatives are comprised of charges for our VERP, Service Alignment Initiative, Workforce Optimization and other transformation initiatives. For the twelve months ended June 30, 2019, charges include $48.2 million for non-cash pension settlement charge and special termination benefits, and $23.6 million of expenses related to the continuing health coverage related to our VERP. We also recorded severance charges totaling $33.6 million primarily relating to our Workforce Optimization initiative to reduce management layers and increase spans of controls and $56.8 million related to our other transformation initiatives. These charges were partially offset by net reversals of charges and gain on sale of assets related to our Service Alignment Initiative of ($23.9 million) for the twelve months ended June 30, 2019. Unlike other severance charges in prior periods which are not included as an adjustment to get to adjusted results, these specific charges relate to actions that are part of our broad-based, company-wide transformation initiative.

Safe Harbor Statement
This document and other written or oral statements made from time to time by ADP may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature and which may be identified by the use of words like “expects,” “assumes,” “projects,” “anticipates,” “estimates,” “we believe,” “could” “is designed to” and other words of similar meaning, are forward-looking statements. These statements are based on management’s expectations and assumptions and depend upon or refer to future events or conditions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed. Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements or that could contribute to such difference include: ADP's success in obtaining, and retaining, clients, and selling additional services to clients; the pricing of products and services; the success of our new solutions; compliance with existing or new legislation or regulations; changes in, or interpretations of, existing legislation or regulations; overall market, political and economic conditions, including interest rate and foreign currency trends; competitive conditions; our ability to maintain our current credit ratings and the impact on our funding costs and profitability; security or cyber breaches, fraudulent acts, and system interruptions and failures; employment and wage levels; changes in technology; availability of skilled technical associates; the impact of new acquisitions and divestitures; the adequacy, effectiveness and success of our business transformation initiatives; and the impact of and uncertainties related to major natural disasters or catastrophic events, including the COVID-19 pandemic. ADP disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. These risks and uncertainties, along with the risk factors discussed under “Item 1A. Risk Factors” of our most recent Annual Report on Form 10-K, and in other written or oral statements made from time to time by ADP, should be considered in evaluating any forward-looking statements contained herein.

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